Exhibit 99.1

Important Notice

To Directors and Executive Officers of HarborOne Bancorp, Inc.

Regarding the Regulation BTR

Blackout Period and Trading Restrictions

September 24, 2025

General

This Notice is to inform you of significant restrictions on your ability to transact in HarborOne Bancorp, Inc.’s (“HarborOne”) common stock, $0.01 par value (together with any derivative security thereof including options or units, “HarborOne Stock”), during the upcoming BTR Blackout Period. The restrictions during the BTR Blackout Period are imposed on HarborOne’s directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, by Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission (“SEC”) Regulation Blackout Trading Restriction (“BTR”).

Plans and ESOP Blackout Periods

On September 24, 2025, HarborOne sent a notice to the participants in each of (i) the HarborOne Bank 401(k) Plan (the “401K Plan”), (ii) the HarborOne Mortgage LLC Retirement Plan (the “Retirement Plan” and together with the 401K Plan, the “Plans”), and (iii) the HarborOne Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”), informing them of blackout periods pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, with respect to the Plans and the ESOP.

In regard to the Plans, a blackout period is expected to begin as of 4:00 p.m. (Eastern Time) on October 23, 2025, and is expected to end at 4:00 p.m. (Eastern Time) on November 4, 2025 (the “Plans Blackout Period”). During the Plans Blackout Period, participants in the Plans will be unable to direct or diversify the assets held in HarborOne Stock Fund accounts. With respect to the ESOP, a blackout period is expected to begin as of 4:00 p.m. (Eastern Time) on October 24, 2025, and is expected to end on November 17, 2025 (the “ESOP Blackout Period”). During the ESOP Blackout Period, the ESOP will not process any distribution requests. The Plans Blackout Period and the ESOP Blackout Period are being imposed in order to accommodate the administration of the election and conversion process for shares of HarborOne Common Stock held in the Plans and the ESOP.

We are obligated under the Sarbanes-Oxley Act to provide you with this Notice, which contains specific information regarding the BTR Blackout Period. In addition, we are required to file this Notice with the SEC as part of a Form 8-K.

Reasons for the BTR Blackout Period

The securities trading prohibition during the BTR Blackout Period is being imposed on HarborOne’s directors and executive officers because participant transactions in the Plans and the ESOP will be restricted (as described above) in order to accommodate the administration of the election and conversion process for shares of HarborOne Common Stock held in the Plans and the ESOP.

Length of Blackout Period

The BTR Blackout Period is expected to begin on October 23, 2025, at 4:00 p.m. (Eastern Time) and is expected to end on November 17, 2025. If there is a change to the beginning date or the length of the BTR Blackout Period, HarborOne will provide you with notice of such adjustment as soon as reasonably practicable.

Restrictions on Directors and Section 16 Officers During the BTR Blackout Period

During the BTR Blackout Period, directors and executive officers of HarborOne will be subject to trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. Subject to limited exceptions, these restrictions generally prohibit, during the blackout period, the direct or indirect purchase, sale or other acquisition or transfer of any HarborOne Stock that you acquired in connection with your service or employment as a director or executive officer of HarborOne. Regulation BTR imposes additional penalties, such as criminal penalties and a requirement to disgorge all profits, on trades that occur during the BTR Blackout Period.

Questions or Additional Information. The securities trading prohibition during the BTR Blackout Period described above apply in addition to the other restrictions on trading activity under the HarborOne Bancorp, Inc. Statement of Company Policy on Insider Trading and Disclosure and the HarborOne Bancorp, Inc. Special Trading Procedures for Insiders. In order to avoid any inadvertent violations of the blackout period restrictions, you should continue to direct questions about, and requests for pre-clearance of, your transactions in HarborOne’s securities to Inez H. Friedman-Boyce, General Counsel and Corporate Secretary. You may obtain, without charge, the actual beginning and ending dates of the BTR Blackout Period and answers to other inquiries about the BTR Blackout Period, by contacting Inez H. Friedman-Boyce, General Counsel and Corporate Secretary, HarborOne Bancorp, Inc., at 770 Oak Street, Brockton, MA 02301, or by calling (508) 895-1188.